Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2018 (except Note 17(b), as to which the date is February 4, 2019) in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-229306) and related Prospectus of Avedro, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 4, 2019